As filed with the Securities and Exchange Commission on March 19, 2021

Registration No. 333-254232

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROOFPOINT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	51-0414846
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

925 West Maude Avenue

Sunnyvale, CA 94085

(408) 517-4710

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

InteliSecure, Inc. 2021 Equity Incentive Plan

(Full title of the plan)

Gary Steele

Chief Executive Officer

Proofpoint, Inc.

925 West Maude Avenue

Sunnyvale, CA 94085

(408) 517-4710

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Matthew P. Quilter, Esq.

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller Reporting Company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the following registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission on March 12, 2021 by Proofpoint, Inc., a Delaware corporation (the “Registrant”):

•

Registration Statement filed on Form S-8, File No. 333-254232, registering 77,083 shares of common stock, par value $0.0001, of the Registrant subject to issuance pursuant to restricted stock units outstanding under the InteliSecure, Inc. 2021 Equity Incentive Plan (the “Plan”) and assumed by the Registrant.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed solely for the purpose of refiling Exhibit 23.01 thereto, to include a conformed signature on the Consent of Independent Registered Public Accounting Firm. All other portions of the Registration Statement, as previously filed, remain unchanged. No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement.

Item 8.	Exhibits.

The information required by this Item is set forth in the Exhibit Index that precedes the signature page of this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.01+	Amended and Restated Certificate of Incorporation of the Registrant	S-1	333-178479	3.02	4/9/2012

4.02+	Amended and Restated Bylaws of the Registrant	8-K	001-35506	3.1	2/20/2019

4.03+	Form of Registrant’s common stock certificate	S-1	333-178479	4.01	4/9/2012

5.01+	Opinion of Fenwick & West LLP

23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

23.02+	Consent of Fenwick & West LLP (contained in Exhibit 5.01)

24.01+	Power of Attorney (included on the signature page to this Registration Statement)

99.01+	InteliSecure, Inc. 2021 Equity Incentive Plan and form of restricted stock unit award agreement

+	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 19th day of March, 2021.

PROOFPOINT, INC.

By:	/s/ Gary Steele
Gary Steele
Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this report has been signed below by the following persons in the capacities and on the date indicated:

	Name	Title	Date

	/s/ Gary Steele Gary Steele	Chief Executive Officer (Principal Executive Officer)	March 19, 2021

	/s/ Paul Auvil Paul Auvil	Chief Financial Officer (Principal Financial Officer and Principal Accounting officer)	March 19, 2021

	* Dana Evan	Director	March 19, 2021

	* Jonathan Feiber	Director	March 19, 2021

	* Kristen Gil	Director	March 19, 2021

	* Kevin Harvey	Director	March 19, 2021

	* Michael Johnson	Director	March 19, 2021

	* Elizabeth Rafael	Director	March 19, 2021

	* Leyla Seka	Director	March 19, 2021

	* Richard Wallace	Director	March 19, 2021

*By:	/s/ Gary Steele
Gary Steele Attorney-in-fact